Exhibit 10.14

25 September 2009
FIRST AMENDMENT AGREEMENT
among
PILOT SAS
and
NA PALI
as Borrowers
QUIKSILVER, INC.
and
PILOT SAS
as Original Guarantors
and
THE ORIGINAL LENDERS
and
BNP PARIBAS
as Agent
Relating to a Facilities Agreement dated 31 July 2009

19, Place Vendôme
75001 Paris

THIS FIRST AMENDMENT AGREEMENT (this “Amendment Agreement”) is dated 25 September 2009 and made among:
(1)	PILOT SAS, a société par actions simplifiée with a share capital of €104,388.09, whose registered office is at 162, rue Belharra, 64500 Saint Jean-de-Luz, registered under the unique identification number 070 501 374 RCS Paris (transfer to RCS Bayonne pending) (“Pilot” or the “Company”) as borrower and original guarantor;

(2)	NA PALI, a société par actions simplifiée, with a share capital of €7,130,100, whose registered office is at 162, rue Belharra, 64500 Saint Jean-de-Luz, registered under the unique identification number 331 377 036 RCS Bayonne (“Na Pali”) as borrower;

(3)	QUIKSILVER, INC., a corporation incorporated under the laws of the State of Delaware, United States of America, whose registered office is at 15202 Graham Street, Huntington Beach, California 92649, United States of America (“Quiksilver, Inc.”) as original guarantor;

(4)	BNP PARIBAS, a société anonyme with a share capital of €2,526,336,308, organized and existing under the laws of the French Republic, whose registered office is at 16, boulevard des Italiens, 75009 Paris, registered at the trade registry of Paris under number 662 042 449 RCS Paris, as agent of the other Finance Parties (the “Agent”); and

(5)	THE FINANCIAL INSTITUTIONS listed on the signature pages hereto as lenders (the “Original Lenders”).

RECITALS:
WHEREAS, the parties hereto entered into a Facilities Agreement dated 31 July 2009 (the “Facilities Agreement”);
WHEREAS, the parties hereto desire to amend the Facilities Agreement in accordance with Clause 38 (Amendments and Waivers) of the Facilities Agreement in the manner set out below.
NOW, THEREFORE, IT IS AGREED:
1. DEFINITIONS AND INTERPRETATION
1.1 Definitions
Unless a contrary intention appears in this Amendment Agreement, any word or expression defined in the Facilities Agreement shall have the same meaning when it is used in this Amendment Agreement.
2. EFFECTIVENESS
This Amendment Agreement shall become effective on the date (the “First Amendment Effective Date”) on which each of the Obligors and the Majority Lenders return an executed copy to the Agent.
3. AMENDMENT PROVISIONS
3.1 Amendments to the Facilities Agreement
(a)	The definition of “QS Finance” appearing in Clause 1.1 (Definitions) of the Facilities Agreement is hereby amended by deleting the words “QS Finance S.A.” appearing therein and inserting the words “QS Finance Luxembourg S.A.” in lieu thereof.

(b)	The definition of “SG Bonds” appearing in Clause 1.1 (Definitions) of the Facilities Agreement is hereby amended by deleting the words “Société Générale” appearing therein and inserting the words “Société Générale Bank & Trust” in lieu thereof.

(c)	Clause 1.1 (Definitions) of the Facilities Agreement is hereby further amended by deleting the definitions of “SG Financing Documents”, “SG Forward Financing Documents”, “Transaction Documents” and “Transaction Security Documents” and inserting the following definitions in lieu thereof (in their proper alphabetical order):
““SG Forward Financing Agreement” means the term loan agreement dated 25 September 2009 among QS Finance Luxembourg S.A. as borrower, Quiksilver, Inc. and Biarritz Holdings as guarantors and Société Générale as lender.

“SG Financing Documents” means the SG Bonds, the SG Forward Financing Agreement and the Quiksilver, Inc. Guarantee/SG Financing.

“Transaction Documents” means (i) the Finance Documents, (ii) the Note, (iii) all documents evidencing the Na Pali ORAs and the Pilot ORAs, (iv) all documents evidencing all outstanding loans made by Quiksilver, Inc. or any Subsidiary of the latter (other than the European Group) to any member of the European Group (other than QSH), (v) the Tax Consolidation Agreement, (vi) the Quiksilver, Inc Undertaking/Macquarie, (vii) the Quiksilver, Inc. Guarantee/SG Financing, (viii) the SG Financing Documents, (ix) the NP Factoring Agreements, (x) the Stock Purchase Agreement and (xi) the Rossignol Documents.

“Transaction Security Documents” means each of the documents listed as being a Transaction Security Document in Part V of Schedule 2 (Conditions Precedent), each of the documents required to be entered into as a Transaction Security Document pursuant to paragraph 2 of Part VI of Schedule 2 (Conditions Precedent) together with any other document entered into by any Obligor creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents.”.
(d)	Clause 11.1(iii) (Exit) of the Facilities Agreement is hereby amended by inserting the following text at the end thereof:
“(other than a sale, disposal or transfer by an indirect shareholder of Biarritz Holdings to another Subsidiary of Quiksilver, Inc.)”.
(e)	The definition of “Disposal” appearing in Clause 11.2(a) (Disposal, Insurance, Issuance and Reimbursement Proceeds and Excess Cashflow) of the Facilities Agreement is hereby restated in its entirety as follows:
““Disposal” means a sale, lease, licence, transfer, loan or other disposal by a person of any asset (of any nature whatsoever), undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions) other than a sale, lease, license, transfer, loan or other disposal described in paragraphs (a), (b), (c), (e), (f), (g), (h) and (i) of the definition of Permitted Disposals.”.
(f)	Clause 25.20(a) (Financial Indebtedness) of the Facilities Agreement is hereby restated in its entirety as follows:
“(a)	No TopCo Obligor (other than Quiksilver Inc. and QSH) shall (and each TopCo Obligor shall procure (in accordance with article 1120 of the French Code civil (promesse de porte-fort)) that none of its Subsidiaries which is a member of the European Group (other than QSH) but not a member of the Group will) incur or allow to remain outstanding any Financial Indebtedness, except the Financial Indebtedness (i) existing on the date of this Agreement set out in Schedule 14 (Existing Financial Indebtedness), (ii) arising pursuant to the SG Financing (including

Treasury Transactions entered into pursuant thereto) and (iii) arising under any Finance Document.”.
(g)	Clause 25.25(a) (Amendments) of the Facilities Agreement is hereby amended by inserting, at the end thereof, “, except that no such consent is required in connection with the entry into certain SG Financing Documents on the Closing Date, including, without limitation, an amendment to the SG Bonds.”.
(h)	Clause 26.5(a) (Cross Default) of the Facilities Agreement is hereby restated in its entirety as follows:
“(a)	Financial Indebtedness

(i)	Any Financial Indebtedness (including for the avoidance of doubt any Financial Indebtedness under the 2009 ABL Agreement, the Rhône Financing Documents, the Senior Notes or the SG Financing) of any TopCo Obligor, Quiksilver Americas, Inc. (including, without limitation, with respect to the Financial Indebtedness under the 2009 ABL Agreement), QS Finance or any member of the Group is not paid when due nor within any originally applicable grace period, provided that in the case of any Financial Indebtedness under the Rhône Financing Documents, such Financial Indebtedness has not been paid within the seven-day period following its due date or the last day of any originally applicable grace period (as the case may be).

(ii)	Any Financial Indebtedness (including for the avoidance of doubt any Financial Indebtedness under the 2009 ABL Agreement, the Rhône Financing Documents, the Senior Notes or the SG Financing) of any TopCo Obligor, Quiksilver Americas, Inc. (including, without limitation, with respect to the Financial Indebtedness under the 2009 ABL Agreement), QS Finance or any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(iii)	Any commitment for any Financial Indebtedness (including for the avoidance of doubt any Financial Indebtedness under the 2009 ABL Agreement, the Rhône Financing Documents, the Senior Notes or the SG Financing) of any TopCo Obligor, Quiksilver Americas, Inc. (including, without limitation, with respect to the Financial Indebtedness under the 2009 ABL Agreement), QS Finance or any member of the Group is cancelled or suspended by a creditor of any TopCo Obligor, Quiksilver Americas, Inc., QS Finance or any member of the Group as a result of an event of default (however described).

(iv)	Any creditor of any TopCo Obligor, Quiksilver Americas, Inc., QS Finance or any member of the Group becomes entitled to declare any Financial Indebtedness (including for the avoidance of doubt any

Financial Indebtedness under the 2009 ABL Agreement, the Rhône Financing Documents, the Senior Notes or the SG Financing) of any TopCo Obligor, Quiksilver Americas, Inc. (including, without limitation, with respect to the Financial Indebtedness under the 2009 ABL Agreement), QS Finance or of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described), provided that in the case of events of default (however described) (other than payment defaults), such events of default have remained unremedied and not waived for a period of 30 days following the relevant date on which they occurred.

(v)	With respect to (x) the Financial Indebtedness of the members of the Group, no Event of Default will occur under this Clause 26.5 unless the aggregate amount of Financial Indebtedness of the members of the Group or commitment for Financial Indebtedness falling within paragraphs (i) to (iv) above is €500,000 or more (or its equivalent in any other currency or currencies) and (y) the Financial Indebtedness of Quiksilver, Inc., QS Finance and Quiksilver Americas, Inc., no Event of Default will occur under this Clause 26.5 unless (a) the aggregate amount of Financial Indebtedness of Quiksilver, Inc. or commitment for Financial Indebtedness falling within paragraphs (i) to (iv) above is €5,000,000 or more (or its equivalent in any other currency or currencies) or (ß) the Financial Indebtedness falling within paragraphs (i) to (iv) above is Financial Indebtedness under the SG Financing.”.
(i)	Clause 42 (Election of Domicile) of the Facilities Agreement is hereby amended by deleting the text: “26/28 rue Danielle Casanova, 75002 Paris” and inserting the text “162, rue Belharra, 64500 Saint Jean-de-Luz” in lieu thereof.

(j)	Part V of Schedule 2 (Conditions Precedent) of the Facilities Agreement is hereby restated in its entirety as set forth on Schedule 1 hereto.
4. AMENDMENT LIMITED
This Amendment Agreement is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Facilities Agreement, each of which provisions is hereby confirmed in all respects. Each of the parties hereto hereby confirms that the Facilities Agreement, as amended hereby, shall remain in full force and effect.
5. EXPENSES
The Company will pay on or prior to the First Amendment Effective Date to the Agent and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent and the Security Agent (and, in the case of the Security Agent, by any Delegate) in connection with the negotiation, preparation, execution and completion of this Amendment Agreement and all documents, matters and things referred to in, or incidental to, this Amendment Agreement.

6. REPRESENTATIONS AND WARRANTIES
Each Obligor makes each of the representations and warranties to and for the benefit of the Finance Parties on the date hereof and on the First Amendment Effective Date as set out in the following provisions of this clause 6 and acknowledges that each Finance Party has agreed to the amendments effected by this Amendment Agreement in full reliance on those representations and warranties:
6.1 Status
(a)	It and each of its Subsidiaries which is a member of the European Group is a company with limited liability (with the exception of Tyax which is a société en nom collectif), duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)	It and each of its Subsidiaries which is a member of the European Group has the power to own its assets and carry on its business as it is being conducted.
6.2 Binding obligations
Subject to the Legal Reservations, the obligations expressed to be assumed by it in this Amendment Agreement are legal, valid, binding and enforceable obligations.
6.3 Non-conflict with other obligations
The entry into and performance by it of, and the transactions contemplated by, the Amendment Agreement does not and will not conflict with:
(a)	any law or regulation applicable to it;

(b)	its constitutional documents and the constitutional documents of any member of the Group; or

(c)	any agreement (including for the avoidance of doubt the 2009 ABL Agreement, the Senior Notes and the Rhône Financing Documents) or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries’ assets or constitute a default or termination event (however described) under any such agreement or instrument.
6.4 Power and authority
It has the power to enter into, perform and deliver, and has taken, or will have taken prior to the relevant time, all necessary action to authorise its entry into, performance and delivery of, the Amendment Agreement and the transactions contemplated by the Amendment Agreement.
6.5 Validity and admissibility in evidence
All Authorisations required or desirable:
(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Amendment Agreement; and

(b)	to make the Amendment Agreement admissible in evidence in its Relevant Jurisdictions, have been obtained or effected and are in full force and effect.
6.6 Governing law and enforcement
(a)	The choice of governing law of the Amendment Agreement will be recognised and enforced in its Relevant Jurisdictions.

(b)	Any judgment obtained in relation to the Amendment Agreement in France will be recognised and enforced in its Relevant Jurisdictions.
7. MISCELLANEOUS
7.1 Invalidity of any provision
If any provision of this Amendment Agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.
7.2 Third Parties
This Amendment Agreement shall not confer any rights or remedies upon any party other than the parties to the Facilities Agreement and their respective successors and permitted assignees or transferees.
8. GOVERNING LAW AND SUBMISSION TO JURISDICTION
8.1 Governing law
This Amendment Agreement is governed by French Law.
8.2 Enforcement- Jurisdiction of the French Courts
(a)	The Commercial Court (Tribunal de Commerce) of Paris has exclusive jurisdiction to settle any dispute arising out of or in connection with this Amendment Agreement (including a dispute regarding the existence, validity or termination of this Amendment Agreement) (a “Dispute”).

(b)	Clause 8.2(a) is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.
8.3 Election of Domicile
Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor otherwise domiciled in France) irrevocably elects domicile at c/o Pilot

SAS, 162, rue Belharra, 64500 Saint Jean-de-Luz, France for the purpose of serving any judicial or extra-judicial documents in relation to any action or proceedings referred to above.

This Amendment Agreement has been duly executed in Paris in as many originals as there are parties to this agreement on the date first above written.
SIGNATURES

THE COMPANY
PILOT SAS

By:

Title:

THE BORROWERS
PILOT SAS

By:

Title:

NA PALI SAS

By:

Title:

THE ORIGINAL GUARANTORS
QUIKSILVER, INC.

By:

Title:

PILOT SAS

By:

Title:

THE AGENT
BNP PARIBAS

By:

Title:

THE ORIGINAL LENDERS BANQUE POPULAIRE DU SUD OUEST

By:

Title:

BNP PARIBAS

By:

Title:

CAISSE REGIONALE DE CRÉDIT AGRICOLE MUTUEL PYRÉNÉES-GASCOGNE

By:

Title:

CIC — SOCIETE BORDELAISE

By:

Title:

CREDIT LYONNAIS

By:

Title:

HSBC FRANCE

By:

Title:

NATIXIS

By:

Title:

SOCIETE GENERALE

By:

Title:

Schedule 1
Part V
Transaction Security Documents and security related documents to be delivered on the Closing Date
1.	At least two originals of the following documents (in form and substance satisfactory to all the Lenders) shall be received by the Agent prior the Closing Date (with the documents listed in paragraphs (e) through (q) being Transaction Security Documents):
(a)	a New York law guarantee agreement executed by Quiksilver, Inc. as guarantor to guarantee the obligations of Pilot and Na Pali under the Finance Documents;

(b)	a Luxembourg law first demand guarantee agreement executed by Biarritz Holdings S.à r.l as guarantor to secure the obligations of Pilot and Na Pali under the Facilities;

(c)	a Spanish law first demand guarantee agreement executed by Quiksilver Europa SL as guarantor to secure the obligations of Pilot and Na Pali under the Facilities;

(d)	a French law first demand guarantee agreement executed by Pilot as guarantor to secure the obligations of Na Pali under the Facilities;

(e)	a Luxembourg law first ranking pledge agreement executed by QS Holdings S.à r.l as pledgor over 100% of the ordinary shares and restricted shares (and all other securities whatsoever) owned by it in Biarritz Holdings S.à r.l ;

(f)	a Spanish law first ranking pledge agreement executed by Biarritz Holdings S.à r.l as pledgor over 100% of the shares owned by it in Quiksilver Europa SL;

(g)	a French law first ranking pledge agreement (nantissement de compte titres) executed by Quiksilver Europa SL as pledgor over 100% of the ordinary shares and all other securities whatsoever issued by Pilot and owned by Quiksilver Europa SL;

(h)	a French law first ranking pledge agreement (nantissement de compte titres) executed by Pilot as pledgor over 100% over the shares and all other securities whatsoever issued by Na Pali and owned by Pilot (including the NP ORAs, if any);

(i)	a French law first ranking pledge agreement (nantissement de compte titres) executed by Biarritz Holdings S.à r.l as pledgor over the Pilot ORAs;

(j)	a first ranking pledge agreement executed by Na Pali as pledgor over the shares owned by it in each Material Subsidiary, governed by the law of the jurisdiction of incorporation of the relevant Material Subsidiary;

(k)	a Luxembourg law first ranking pledge agreement executed by Biarritz Holdings S.à r.l as pledgor over the marks and trademarks owned by it (such marks and trademarks to include the Material Trademarks and other trademarks held by Biarritz Holdings and used by Pilot and its Subsidiaries) to secure the obligations of Pilot and Na Pali under the Facilities and the obligations of QS Finance S.à r.l under the SG Financing Documents, provided that such pledge shall provide that all the marks and trademarks which are identified on the lists provided by the Company to the Agent pursuant to Clause 25.24(c) (Intellectual Property) are pledged at all times;

(l)	a first ranking notarized and registered mortgage deed (hypothèque conventionnelle inscrite) executed by Na Pali as mortgagor over the walls of Na Pali’s corporate seat in Saint-Jean-de-Luz;

(m)	a French law first ranking pledge agreement executed by Na Pali as pledgor over its on-going concern (fonds de commerce) located at 32 avenue des Champs-Elysées, 75008 Paris;

(n)	a French law assignment by way of security agreement (cession de créances professionnelles à titre de garantie) executed by Na Pali as assignor of:
(i)	the commercial receivables originated by it which do not fall within the scope of the factoring programme pursuant to the NP Factoring Agreements or any other factoring programme in replacement thereof in accordance with this Agreement; and

(ii)	any receivable (other than commercial receivables) due to it by Quiksilver, Inc. or any Subsidiary of Quiksilver. Inc. under any existing (to the extent those receivables have not been repaid distributed or otherwise extinguished on the Closing Date) or future intercompany loans;
(o)	a French law first ranking pledge agreement executed by Pilot as pledgor over any amount due to it by Chartreuse et Mont Blanc SAS under the EUR 10,000,000 Subordinated Promissory Note dated 12 November 2008 issued by Chartreuse et Mont Blanc SAS, provided that such pledge shall not restrict setoff against payments owed to the purchaser under the stock purchase agreement dated 12 November 2008 entered into for the purpose of the Rossignol Sale;

(p)	first ranking pledge agreements executed by Pilot and Biarritz Holdings S.à r.l as pledgors over any existing (to the extent those receivables have not been repaid, distributed or otherwise extinguished on the Closing Date) or future receivables (other than commercial receivables) held by any of them against Quiksilver, Inc. or any of its Subsidiaries; and

(q)	a first ranking pledge agreement executed by QS Holdings S.à r.l as pledgor over any existing (to the extent those receivables have not been repaid, distributed or otherwise extinguished on the Closing Date) or future receivables (other than commercial receivables) owned by QS Holdings S.à r.l against Biarritz Holdings S.à r.l or any of its Subsidiaries.
2.	A copy of all notices required to be sent under the Transaction Security Documents duly acknowledged by the addressee in accordance with and at the times provided for in the Transaction Security Documents.

3.	If the Transaction Security Document to be executed by the relevant Obligor creates a Security over shares in a Subsidiary of that Obligor:
(a)	where such Subsidiary is not itself an Obligor, a certified copy of the constitutional documents of such Subsidiary in a form acceptable to the Agent;

(b)	appropriate corporate resolutions from each such Subsidiary (including any “agrément”); and

(c)	a certified copy of all documents (such as, with respect to each Subsidiary organized under the laws of France, registre de mouvement de titres, comptes de titulaires de valeurs mobilières) evidencing the ownership of any security issued by such Subsidiary owned by that Obligor and evidencing Security thereon in accordance with the Transaction Security Documents.